Exhibit 99.2

Q1 2023 Earnings Call September 1, 2022

2 Safe Harbor and B asis of Presentation Forward - Looking Statement Safe Harbor — This presentation includes “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward - looking statements by the Company’s use of forward - looking terminology such as “anticipate,” “bel ieve,” “confident,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations th ere on or comparable terminology. In particular, statements about the markets in which GMS operates and or our products, including potential growth in those markets and products, the economy gene ral ly, actions taken to optimize our operations and align our business consistent with demand, our ability to continue successfully navigating the evolving operating environment and e xec uting our business, strategic initiatives and priorities and growth potential, future M&A and greenfields , product availability, inflation, capital structure, pricing, net sales, organic sales, gross margins, incremental EBITDA, A dju sted EBITDA, Adjusted EBITDA margin, interest expense, tax rates, capital expenditures, free cash flow, cash flow generation and working c api tal management, future financial performance and liquidity, the ability of the Company to grow stronger, and the ability to deliver growth, value creation and long - term success contained in this presentation may be considered forward - looking statements. Statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or futu re events or performance may be considered forward - looking statements. The Company has based forward - looking statements on its current expectations, assumptions, estimates and projections . While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward - looking statements are only predictions and involve known an d unknown risks and uncertainties, many of which are beyond its control, including current public health issues that may affect the Company’s business. Forward - looking statements in volve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10 - K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of September 1, 2022. The Company undertakes no obligation to update any of the forward - looking stateme nts made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward - looking statements should not be relied upon as r epresenting the Company’s views as of any date subsequent to September 1, 2022. Use of Non - GAAP and Adjusted Financial Information — To supplement GAAP financial information, we use adjusted measures of operating results which are non - GAAP measures. This non - GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the fu ture. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excl udi ng non - recurring, infrequent or other non - cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional inf ormation is not meant to be considered in isolation or as a substitute for GAAP measures of net income, diluted earnings per share or net cash provided by (used in) operating activities pr epared in accordance with generally accepted accounting principles in the United States. Please see the Appendix to this presentation for a further discussion on these non - GAAP measure s and a reconciliation of these non - GAAP measures to the most directly comparable GAAP measures.

Q1 Fiscal 2023 Highlights

Record Levels of Net Sales, Net Income and Adjusted EBITDA[1]

- Quarterly net sales of $1.4 billion, up 30.5% from Q122
  - Organic sales growth of 24.1%
- Sales growth of more than 20% in each of our four major product categories, including Wallboard, Steel Framing, Ceilings and Complementary Products
  - Sales growth driven by product inflation as well as year-over-year volume growth in Wallboard, Ceilings and Complementary Products
  - Positive year-over-year commercial Wallboard volume growth for the first time since the pandemic began
  - Double digit organic revenue growth in each of our four major product categories
- Gross profit up 29.4%

SG&A and Adjusted SG&A[1] as a percentage of sales improved 80 and 100 basis points, respectively.

Net Income Up 46.2%; Adjusted EBITDA[1] Up $46.9 million, or 36.6%

Adjusted EBITDA Margin[1] Up 60 Basis Points



Net Income, Adj Net Income[1] &
Adj EBITDA[1]
($ in millions)
$61.2
$89.5
$73.3
$105.2
$128.1
$175.0
Net Income
Adj. Net Income
Adj. EBITDA
Q1 FY22
Q1 FY23

Net Sales	Gross Profit	Net Income
$1.4B	$434.7M	$89.5M
↑ 30.5%	↑ 29.4%	↑ 46.2%

[1]For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP metrics, see Appendix.

GMS GYPSUM MANAGEMENT & SUPPLY, INC.
3

Strategic Growth Priorities – Q1 Fiscal 2023 Update

Expand Share in Core Products

Capitalize on existing fixed investments in locations and equipment where we are underpenetrated or below expected share

- Year-over-year volume growth in Wallboard and Ceilings
- Solid double-digit organic growth for each core product category:
  - 31.6% Wallboard organic growth
  - 17.8% Ceilings organic growth
  - 34.6% Steel Framing organic growth
- Benefits of scale and our commitment to service provide value to our customers and provide confidence for continued growth in our core products

Grow Complementary Products

Grow Complementary Product opportunities outside of core products to diversify and profitably expand our product offering

- 24.6% net sales growth in Complementary Products
- 11.2% organic sales growth
- 1Q23 was the 9th straight quarter of growth for this category
- Complementary Products has grown over time to contribute nearly 30% of our net sales

Platform Expansion

Expand the platform through accretive acquisition and greenfield opportunities, balanced with debt reduction priorities

- Completed the acquisition of Construction Supply of Southwest Florida, Inc., expanding our Complementary Product offerings in Florida
- Opened 2 new greenfield locations
- Opened 6 new AMES stores
- Strong pipeline of M&A and greenfield opportunities
- Net debt leverage at July 31, 2022 was 1.8 times, down from 2.7 a year ago

Drive Improved Productivity & Profitability

Leverage our scale and employ technology and best practices to deliver a best-in-class customer experience and further profit improvement

- Enhancing our role as a valuable partner by providing customers with the ability to easily transact with us, including online ordering, delivery status updates and proof of delivery notification and photos
- Driving purchasing and operational efficiencies and helping to offset operational cost increases
- Building our "Yard of the Future" to improve efficiency, productivity and profitability while delivering greater value to our customers and stakeholders
- Year-over-year improvement in SG&A as a percentage of sales and Adjusted EBITDA margin

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.
4

5 Q1 Fiscal 2023 Performance – Net Sales of $1.4 Billion $335.8 $434.7 $200 $250 $300 $350 $400 $450 Fiscal Q1 2022 Fiscal Q1 2023 Gross Profit Net Sales & Mix Gross Profit ▪ Gross Profit increased 29.4% ▪ Gross margin was 32.0% ‒ 20 basis point year - over - year decrease due to the timing and elasticity of inflationary price - cost dynamics in the market ▪ Net sales up 30.5% due primarily to inflationary pricing, strong residential end markets, improving commercial end markets, solid demand for our products and acquisition revenues. ▪ Year - over - year commercial Wallboard volume growth for the first time since before the pandemic ▪ Organic net sales up 24.1% Organic Growth Total Volume Price/Mix 1 Wallboard +31.6% +6.6% +25.0% Ceilings +17.8% +2.5% +15.3% Steel +34.6% - 9.9% +44.5% Complementary +11.2% $1,042.1 $1,359.6 Fiscal Q1 2022 Fiscal Q1 2023 +30.5% 37.4% 13.2% 18.8% 30.6% 38.4% 12.3% 20.2% 29.1% WB Ceilings Steel Complementary Products ($ mm) ($ mm) +29.4% 1 Price/Mix excludes the impact of foreign currency translation.

6 $128.1 $175.0 12.3% 12.9% Fiscal Q1 2022 Fiscal Q1 2023 Adj. EBITDA Adj. EBITDA Margin $210.3 $261.3 20.2% 19.2% 15.0% 15.5% 16.0% 16.5% 17.0% 17.5% 18.0% 18.5% 19.0% 19.5% 20.0% 20.5% 21.0% 21.5% 22.0% 22.5% 23.0% 23.5% 24.0% 24.5% 25.0% 25.5% 26.0% 26.5% 27.0% 27.5% 28.0% 28.5% 29.0% 29.5% 30.0% $0 $50 $100 $150 $200 $250 $300 Fiscal Q1 2022 Fiscal Q1 2023 Adj. SG&A Adj. SG&A % ($ mm) Q1 Fiscal 2023 – Improved Profitability 1 For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly c omp arable GAAP metrics, see Appendix. SG&A and Adjusted SG&A 1 ▪ Reported SG&A was 19.7% of sales compared to 20.5% of sales a year ago, representing a 80 - basis point improvement. ▪ Adjusted SG&A 1 improved 100 - basis points as product inflation outpaced increases in operating costs. Net Income, Adjusted Net Income 1 & Adjusted EBITDA 1 ▪ Reported net income and Adjusted net income 1 totaled $89.5 million and $105.2 million, respectively. ▪ Adjusted EBITDA 1 increased 36.6% and Adjusted EBITDA margin 1 improved 60 basis points year - over - year. Adj. EBITDA 1 Up 36.6% 1 1 1 100 bps improvement 1

Attractive Capital Structure Supports Strategic Priorities

Cash From Operations and Free Cash Flow[1]

- As is typical for our fiscal first quarter, we recorded a use of cash for Q1 FY23
  - Cash used in Operations was $4.4 million, compared to a use of $75.1 million in Q1 FY22
  - Use of Free Cash Flow was $15.3 million, compared with a use of $81.9 million in Q1 FY22
  - During Q1 FY22, we built up inventory balances to ensure product availability during supply-constrained conditions
- Substantial liquidity, with $106.6 million of cash on hand and an additional $270.2 million available under our revolving credit facilities as of 7/31/2022
- Fiscal year 2023 Free Cash Flow[1] is expected to exceed our "Through the Cycle" expectation of 40% - 50% of Adjusted EBITDA[1]

Increased Share Repurchase Activity

LTM Net Debt / PF Adjusted EBITDA[2]



2.7x
2.4x
2.3x
1.8 x
1.8x
7/31/21
10/31/21
1/31/2022
4/30/2022
7/31/2022

Debt[3] Maturity Schedule as of 7/31/2022



$ in millions
$36
$41
$296
$507
$12
$357
2023
2024
2025
2026
2027
Thereafter

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

1. For a reconciliation of free cash flow to cash used in operating activities, the most directly comparable GAAP metric, see Appendix.
2. For detail, including a reconciliation of Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.
3. Debt includes First Lien Term Loan, ABL Facility, Senior Notes, Finance Leases & Installment Notes.

7

8 GMS is Well Positioned across Commercial and Residential Markets with Scale and Balanced Product Mix • Gap between housing starts and completions provides confidence for remainder of calendar 2022 • Continue to see high levels of multi - family residential activity • Capacity constraints in Wallboard make significant price reductions unlikely • Favorable demographics in an underbuilt industry provides support for long - term and point to a more protracted slowdown in the medium - term • Improving conditions in commercial construction • Opened 27 greenfield locations since the start of fiscal 2020 to enhance customer service, add product offerings and improve efficiencies • Since the start of fiscal 2020, added 12 strategic acquisitions to drive growth in product lines, diversification of offerings and expansion of service territories • Continuing to modernize and upgrade fleet, adding essential safety features to protect employees and customers and for risk management benefits • Technology investments to automate work has led to increased productivity, making us better operators Strategic Investments Position GMS for Near - Term Industry Dynamics & Long - Term Success Industry Fundamentals Support Outlook Greenfield and Acquisition totals are since the start of fiscal 2020 through Sep 1, 2022

Expectations





Expectations for Q2 Fiscal 2023

Anticipate continued strength in residential construction activity

Rolling over benefits in the prior year period from significant product price inflation

Expect sequential flattening of prices in wallboard and modest low, single-digit monthly sequential declines in steel prices

Year-over-year product price inflation should continue to exceed inflationary and activity-driven increases in operating expenses.

- Q2 FY23 Expected Year-Over-Year Net Sales Growth: ~20%, most of which will be organic
- Q2 FY23 Expected Gross Margin: Generally consistent with Q1 FY23
- Q2 FY23 Adjusted EBITDA Margin[1]: ± 12.5%

Full Year Fiscal 2023 Expectations

- FY23 Full year interest expense: ~$60 million
- FY23 Cash tax rate for Adjusted Net Income[1]: ~ 25.5%
- FY23 Full year capital expenditures: ~ $40 million
- FY23 Free Cash Flow[1]: Likely above 50% of Adjusted EBITDA

1. For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow to the most directly comparable GAAP metrics, see Appendix.

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.
9

10 GMS is Well - Positioned Now and for the Long - Term Industry leader with local expertise and broad North American scale Superior safety track record and logistics execution Breadth of product offerings, with growing Complementary Product opportunities Strong balance sheet , substantial liquidity and expected strong long term cash flow generation to support future growth Differentiated service model with professional sales force delivering best - in - class customer service Successfully executing on strategic priorities to capitalize on long - term growth opportunities Hein – can you please replace this picture with the one of the guy accepting drywall thru the window? Also – I’m not sure if I like the numbers off to the left on this slide. Do you think there’s some sort of icon or something that might look better? Products and Expertise to service single - family, multi - family and commercial customers

11 Appendix

12 Summary Quarterly Financials (In millions) 1Q22 2Q22 3Q22 4Q22 FY22 1Q23 (Unaudited) Wallboard Volume (MSF) 1,095 1,104 1,054 1,181 4,433 1,191 Wallboard Price ($ / '000 Sq. Ft.) 356$ 376$ 394$ 416$ 386$ 438$ Wallboard 390$ 415$ 415$ 491$ 1,711$ 522$ Ceilings 138 141 140 149 568 167 Steel framing 196 272 283 277 1,028 275 Complementary products 318 323 316 372 1,328 396 Net sales 1,042 1,151 1,154 1,289 4,635 1,360 Cost of sales 706 779 786 876 3,147 925 Gross profit 336 372 368 413 1,488 435 Gross margin 32.2% 32.3% 31.9% 32.0% 32.1% 32.0% Operating expenses: Selling, general and administrative expenses 214 231 241 264 950 268 Depreciation and amortization 28 29 30 32 119 32 Total operating expenses 242 260 271 297 1,069 300 Operating income 94 112 97 116 419 135 Other (expense) income: Interest expense (14) (15) (15) (14) (58) (15) Other income, net 1 1 1 1 4 2 Total other expense, net (13) (14) (14) (13) (54) (13) Income before taxes 81 98 83 103 365 122 Income tax expense 20 24 21 26 91 32 Net income 61$ 74$ 61$ 76$ 273$ 90$ Business Days 63 64 62 64 253 63 Net Sales by Business Day 16.5$ 18.0$ 18.6$ 20.1$ 18.3$ 21.6$ Beginning Branch Count 268 283 285 286 268 292 Added Branches 15 2 1 6 24 2 Ending Branch Count 283 285 286 292 292 294

Quarterly Cash Flows

($ in millions)
(Unaudited)

	1Q22	2Q22	3Q22	4Q22	FY22	1Q23
Net income	$ 61.2	$ 74.4	$ 61.4	$ 76.5	$ 273.4	$ 89.5
Non-cash changes & other changes	28.8	57.8	43.9	65.6	196.2	8.9
Changes in primary working capital components:						
Trade accounts and notes receivable	(73.5)	(73.9)	37.4	(52.2)	(162.1)	(69.6)
Inventories	(87.3)	(81.2)	(22.6)	34.8	(156.3)	(28.7)
Accounts payable	(4.3)	20.9	(62.9)	74.7	28.4	(4.4)
Cash provided by (used in) operating activities	**(75.1)**	**(2.0)**	**57.2**	**199.5**	**179.6**	**(4.4)**
Purchases of property and equipment	(6.8)	(9.3)	(17.0)	(7.9)	(41.1)	(10.9)
Proceeds from sale of assets	0.3	0.2	0.7	0.8	1.9	0.3
Acquisitions of businesses, net of cash acquired	(123.0)	(1.9)	(220.4)	(2.7)	(348.1)	(2.6)
Cash (used in) investing activities	**(129.6)**	**(11.1)**	**(236.8)**	**(9.8)**	**(387.2)**	**(13.3)**
Cash provided by (used in) financing activities	**81.4**	**28.7**	**207.8**	**(174.6)**	**143.3**	**22.2**
Effect of exchange rates	(0.2)	0.1	(0.5)	(0.2)	(0.8)	0.2
Increase (decrease) in cash and cash equivalents	(123.4)	15.7	27.7	14.9	(65.1)	4.7
Balance, beginning of period	167.0	43.6	59.3	87.0	167.0	101.9
Balance, end of period	**$ 43.6**	**$ 59.3**	**$ 87.0**	**$ 101.9**	**$ 101.9**	**$ 106.6**
Supplemental cash flow disclosures:						
Cash paid for income taxes	$ 1.0	$ 36.8	$ 23.3	$ 25.2	$ 86.3	$ 3.0
Cash paid for interest	$ 8.6	$ 9.0	$ 18.1	$ 10.5	$ 46.2	$ 17.8

	1Q22	2Q22	3Q22	4Q22	FY22	1Q23
Cash provided by (used in) operating activities	$ (75.1)	$ (2.0)	$ 57.2	$ 199.5	$ 179.6	$ (4.4)
Purchases of property and equipment	(6.8)	(9.3)	(17.0)	(7.9)	(41.1)	(10.9)
Free cash flow (1)	**(81.9)**	**(11.3)**	**40.2**	**191.6**	**138.5**	**(15.3)**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

(1) Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operations less capital expenditures. Differences may occur due to rounding.

13

14 Q1 2023 Net Sales 1. Organic net sales growth calculation excludes net sales of acquired businesses until first anniversary of acquisition date an d i mpact of foreign currency translation. ($ in millions) (Unaudited) FY23 FY22 Reported Organic (1) Organic (1) 1,293.7$ 1,042.1$ Acquisitions 73.9 - Fx Impact (8.0) - Total Net Sales 1,359.6$ 1,042.1$ 30.5% 24.1% Wallboard 521.6$ 390.1$ 33.7% 31.6% Ceilings 167.3 138.1 21.2% 17.8% Steel Framing 274.9 196.3 40.1% 34.6% Other Products 395.8 317.6 24.6% 11.2% Total Net Sales 1,359.6$ 1,042.1$ 30.5% 24.1% Fiscal Q1 Variance

Quarterly Net Income to Adjusted EBITDA

Reconciliation

($ in 000s) (Unaudited)		1Q22	2Q22	3Q22	4Q22	FY22	1Q23
Net Income		**$ 61,202**	**$ 74,361**	**$ 61,383**	**$ 76,496**	**$ 273,442**	**$ 89,470**
Add: Interest Expense		13,657	14,744	15,429	14,267	58,097	14,661
Less: Interest Income		-	(27)	(40)	(96)	(163)	(56)
Add: Income Tax Expense		19,971	23,769	21,211	26,426	91,377	32,030
Add: Depreciation Expense		12,925	13,703	13,816	14,993	55,437	14,993
Add: Amortization Expense		14,789	15,700	15,934	17,372	63,795	17,447
EBITDA		**$ 122,544**	**$ 142,250**	**$ 127,733**	**$ 149,458**	**$ 541,985**	**$ 168,545**
Adjustments							
Stock appreciation rights	(A)	892	983	1,251	1,277	4,403	2,344
Redeemable noncontrolling interests	(B)	310	593	182	898	1,983	495
Equity-based compensation	(C)	1,958	3,215	3,077	2,718	10,968	3,132
Severance and other permitted costs	(D)	147	249	273	463	1,132	352
Transaction costs (acquisition and other)	(E)	575	2,393	921	(344)	3,545	386
(Gain) loss on disposal of assets	(F)	(78)	(144)	(252)	(439)	(913)	(284)
Effects of fair value adjustments to inventory	(G)	1,731	-	1,870	217	3,818	44
Total Add-Backs		**$ 5,535**	**$ 7,289**	**$ 7,322**	**$ 4,790**	**$ 24,936**	**$ 6,469**
Adjusted EBITDA (as reported)		**$ 128,079**	**$ 149,539**	**$ 135,055**	**$ 154,248**	**$ 566,921**	**$ 175,014**
Net Sales		**$1,042,076**	**$1,150,551**	**$1,153,595**	**$1,288,653**	**$4,634,875**	**$1,359,553**
Adjusted EBITDA Margin		12.3%	13.0%	11.7%	12.0%	12.2%	12.9%

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits received due to the COVID-19 pandemic.

E. Represents one-time costs related to acquisitions paid to third parties

F. Includes impairment of assets resulting from restructuring plans to close certain facilities and gains from the sale of assets.

G. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

GMS GYPSUM MANAGEMENT & SUPPLY, INC.®

15

Net Income to Pro Forma Adjusted EBITDA

Reconciliation

($ in 000s) (Unaudited)		LTM 1Q23	2022	2021	2020	2019	2018
Net Income		**$ 301,710**	**$ 273,442**	**$ 105,560**	**$ 23,381**	**$ 56,002**	**$ 62,971**
Add: Interest Expense		59,101	58,097	53,786	67,718	73,677	31,395
Add: Write off of debt discount and deferred financing fees		-	-	4,606	1,331	-	74
Less: Interest Income		(219)	(163)	(86)	(88)	(66)	(177)
Add: Income Tax Expense		103,436	91,377	31,534	22,944	14,039	20,883
Add: Depreciation Expense		57,505	55,437	50,480	51,332	46,456	24,075
Add: Amortization Expense		66,453	63,795	57,645	65,201	71,003	41,455
EBITDA		**$ 587,986**	**$ 541,985**	**$ 303,525**	**$ 231,819**	**$ 261,111**	**$ 180,676**
Adjustments							
Impairment of goodwill			-	-	63,074	-	-
Stock appreciation rights	(A)	5,855	4,403	3,173	1,572	2,730	2,318
Redeemable noncontrolling interests	(B)	2,168	1,983	1,288	520	1,188	1,868
Equity-based compensation	(C)	12,142	10,968	8,442	7,060	3,906	1,695
Severance and other permitted costs	(D)	1,337	1,132	2,948	5,733	8,152	581
Transaction costs (acquisition and other)	(E)	3,356	3,545	1,068	2,414	7,858	3,370
(Gain) loss on disposal of assets		(1,119)	(913)	(1,011)	658	(525)	(509)
Effects of fair value adjustments to inventory	(F)	2,131	3,818	788	575	4,176	324
Gain on legal settlement			-	(1,382)	(14,029)	-	-
Change in fair value of financial instruments	(G)	-	-	-	-	6,395	6,125
Secondary public offerings	(H)	-	-	-	363	-	1,525
Debt transaction costs	(I)	-	-	532	-	678	1,285
Total Add-Backs		**$ 25,870**	**$ 24,936**	**$ 15,846**	**$ 67,940**	**$ 34,558**	**$ 18,582**
Adjusted EBITDA (as reported)		**$ 613,856**	**$ 566,921**	**$ 319,371**	**$ 299,759**	**$ 295,669**	**$ 199,258**
Contributions from acquisitions	(J)	10,777	21,348	4,948	1,480	6,717	1,280
Pro Forma Adjusted EBITDA		**$ 624,633**	**$ 588,269**	**$ 324,319**	**$ 301,239**	**$ 302,386**	**$ 200,538**
Net Sales		**$4,952,352**	**$4,634,875**	**$3,298,823**	**$3,241,307**	**$3,116,032**	**$2,511,469**
Adjusted EBITDA margin (as reported)		**12.4%**	**12.2%**	**9.7%**	**9.2%**	**9.5%**	**7.9%**

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits received due to the COVID-19 pandemic.

E. Represents one-time costs related to our initial public offering and acquisitions paid to third party advisors as well as costs related to the retirement of corporate stock appreciation rights

F. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

G. Represents mark-to-market adjustments for derivative financial instruments

H. Represents one-time costs related to our secondary offerings paid to third party advisors

I. Represents expenses paid to third party advisors related to debt refinancing activities

J. Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition, including synergies

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

16

17 Income Before Taxes to Adjusted Net Income Reconciliation Commentary A. Depreciation and amortization from the increase in value of certain long - term assets associated with the April 1, 2014 acquisition of the predecessor company and amortization of intangible assets from the acquisitions of Titan, Westside Building Materials, and AMES Taping Tools B. Normalized cash tax rate determined based on our estimated taxes excluding the impact of purchase accounting and certain other deferred tax amounts. ($ in 000s) 1Q23 1Q22 (Unaudited) Income before taxes 121,500$ 81,173$ EBITDA add-backs 6,469 5,535 Purchase accounting depreciation and amortization (A) 13,278 10,318 Adjusted pre-tax income 141,247 97,026 Adjusted income tax expense 36,018 23,771 Adjusted net income 105,229$ 73,255$ Effective tax rate (B) 25.5% 24.5% Weighted average shares outstanding: Basic 42,549 43,089 Diluted 43,317 43,972 Adjusted net income per share: Basic 2.47$ 1.70$ Diluted 2.43$ 1.67$

18 Reported SG&A to Adjusted SG&A Reconciliation Commentary A. Represents changes in the fair value of stock appreciation rights B. Represents changes in the fair value of noncontrolling interests C. Represents non - cash equity - based compensation expense related to the issuance of share - based awards D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits received due to the COVID - 19 pandemic. E. Represents one - time costs related to acquisitions paid to third parties. (Unaudited) 1Q22 2Q22 3Q22 4Q22 FY2022 1Q23 ($ in millions) SG&A - Reported 214.1$ 230.5$ 241.0$ 264.5$ 950.1$ 267.7$ Adjustments Stock appreciation rights (A) (0.9) (1.0) (1.3) (1.3) (4.4) (2.3) Redeemable noncontrolling interests (B) (0.3) (0.6) (0.2) (0.9) (2.0) (0.5) Equity-based compensation (C) (2.0) (3.2) (3.1) (2.7) (11.0) (3.1) Severance and other permitted costs (D) (0.2) (0.3) (0.3) (0.4) (1.1) (0.4) Transaction costs (acquisition and other) (E) (0.6) (2.4) (0.9) 0.3 (3.5) (0.4) Gain (loss) on disposal of assets 0.1 0.1 0.3 0.4 0.9 0.3 SG&A - Adjusted 210.3$ 223.2$ 235.6$ 259.9$ 929.0$ 261.3$ % of net sales 20.2% 19.4% 20.4% 20.2% 20.0% 19.2%

Leverage Summary

($ mm)	7/31/21 LTM	10/31/21 LTM	1/31/22 LTM	4/30/22 LTM	7/31/22 LTM
Cash and cash equivalents	$44	$59	$94	$102	$107
Revolving Credit Facilities	$92	$141	$359	$211	$265
First Lien Term Loan (1) (2)	504	503	502	501	500
Senior Notes (3)	345	345	345	345	345
Capital Lease Obligations	113	112	113	120	125
Installment Notes & Other (4)	9	8	7	7	5
Total Debt	**$1,063**	**$1,108**	**$1,326**	**$1,184**	**$1,240**
Total Net Debt	**$1,019**	**$1,049**	**$1,232**	**$1,082**	**$1,133**
PF Adj. EBITDA (5)	**$380**	**$442**	**$534**	**$588**	**$625**
Total Debt / PF Adj. EBITDA	**2.8x**	**2.5x**	**2.5x**	**2.0x**	**2.0x**
Net Debt / PF Adj. EBITDA	**2.7x**	**2.4x**	**2.3x**	**1.8x**	**1.8x**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

(1) Net of unamortized discount of $0.6mm, $0.5mm, $0.5mm, $0.5mm and $0.5mm as of July 31, 2021, October 31, 2021, January 31, 2022, April 30, 2022 and July 31, 2022 respectively.
(2) Net of deferred financing costs of $3.9mm, $3.6 mm, $3.4mm, $3.1mm and $2.8mm as of July 31, 2021, October 31, 2021, January 31, 2022, April 30, 2022 and July 31, 2022 respectively.
(3) Net of deferred financing costs of $5.3mm, $5.2 mm, $5.0 mm, $4.8mm and $4.7mm as of July 31, 2021, October 31, 2021, January 31, 2022, April 30, 2022 and July 31, 2022 respectively
(4) Net of unamortized discount of $0.7mm, $0.6mm, $0.5mm, $0.4mm,and $0.3mm as of July 31, 2021, October 31, 2021, January 31, 2022, April 30, 2022, and July 31, 2022 respectively.
(5) For a reconciliation Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.

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